                                                            EXHIBIT 4.7



================================================================================

                            MARINER HEALTH CARE, INC.

                                   as Issuer,

                           The GUARANTORS named herein

                                       and

                   U.S. BANK NATIONAL ASSOCIATION, as Trustee

                      ------------------------------------

                                    INDENTURE

                          Dated as of December 19, 2003

                      ------------------------------------

               8-1/4% Senior Subordinated Notes due 2013, Series A 8-1/4% Senior Subordinated Notes due 2013, Series B

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                Indenture
Section                                                               Section
-------                                                            -------------
310(a)(1).....................................................     7.10
   (a)(2).....................................................     7.10
   (a)(3).....................................................     N.A.
   (a)(4).....................................................     N.A
   (a)(5).....................................................     7.10
   (b)........................................................     7.08; 7.10
   (c)........................................................     N.A.
311(a)........................................................     7.11
   (b)........................................................     7.11
   (c)........................................................     N.A.
312(a)........................................................     2.05
   (b)........................................................     13.03
   (c)........................................................     13.03
313(a)........................................................     7.06
   (b)........................................................     7.06
   (c)........................................................     7.06; 13.02
   (d)........................................................     7.06
314(a)........................................................     4.02; 13.02
   (b)........................................................     N.A.
   (c)(1).....................................................     13.04; 13.05
   (c)(2).....................................................     13.04; 13.05
   (c)(3).....................................................     N.A.
   (d)........................................................     N.A.
   (e)........................................................     13.05
   (f)........................................................     N.A.
315(a)........................................................     7.01; 7.02
   (b)........................................................     7.05; 13.02
   (c)........................................................     7.01
   (d)........................................................     7.01; 7.02
   (e)........................................................     6.11
316(a)(last sentence).........................................     2.09
   (a)(1)(A)..................................................     6.05
   (a)(1)(B)..................................................     6.04
   (a)(2).....................................................     8.02
   (b)........................................................     6.07
   (c)........................................................     8.04
317(a)(1).....................................................     6.08
   (a)(2).....................................................     6.09
   (b)........................................................     2.04
318(a) .......................................................     13.01

                            N.A. means Not Applicable

----------

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
                                               ARTICLE 1

                               DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions.............................................................        1
Section 1.02.   Other Definitions.......................................................       21
Section 1.03.   Incorporation by Reference of Trust Indenture Act.......................       22
Section 1.04.   Rules of Construction...................................................       22

                                               ARTICLE 2

                                               THE NOTES

Section 2.01.   Form and Dating.........................................................       23
Section 2.02.   Execution and Authentication............................................       23
Section 2.03.   Registrar and Paying Agent..............................................       24
Section 2.04.   Paying Agent to Hold Assets in Trust....................................       24
Section 2.05.   Noteholder Lists........................................................       24
Section 2.06.   Transfer and Exchange...................................................       25
Section 2.07.   Replacement Notes.......................................................       25
Section 2.08.   Outstanding Notes.......................................................       25
Section 2.09.   Treasury Notes..........................................................       26
Section 2.10.   Temporary Notes.........................................................       26
Section 2.11.   Cancellation............................................................       26
Section 2.12.   Defaulted Interest......................................................       26
Section 2.13.   Deposit of Moneys.......................................................       26
Section 2.14.   CUSIP Number............................................................       27
Section 2.15.   Book-Entry Provisions for Global Notes..................................       27
Section 2.16.   Registration of Transfers and Exchanges.................................       28
Section 2.17.   Restrictive Legends.....................................................       31

                                               ARTICLE 3

                                               REDEMPTION

Section 3.01.   Notices to Trustee......................................................       32
Section 3.02.   Selection of Notes to Be Redeemed.......................................       32
Section 3.03.   Notice of Redemption....................................................       32
Section 3.04.   Effect of Notice of Redemption..........................................       33
Section 3.05.   Deposit of Redemption Price.............................................       33
Section 3.06.   Notes Redeemed in Part..................................................       33

                                               ARTICLE 4

                                               COVENANTS

Section 4.01.   Payment of Notes........................................................       34
Section 4.02.   Provision of Financial Statements and Other Information.................       34
Section 4.03.   Waiver of Stay, Extension or Usury Laws.................................       34
Section 4.04.   Compliance Certificate; Notice of Default; Tax Information..............       35
Section 4.05.   Payment of Taxes and Other Claims.......................................       35

                                                                                              Page
                                                                                              ----
Section 4.06.   Corporate Existence.....................................................       35
Section 4.07.   Maintenance of Office or Agency.........................................       36
Section 4.08.   Compliance with Laws....................................................       36
Section 4.09.   Maintenance of Properties and Insurance.................................       36
Section 4.10.   Limitation on Additional Indebtedness...................................       37
Section 4.11.   Limitation on Restricted Payments.......................................       37
Section 4.12.   Limitation on Investments...............................................       39
Section 4.13.   Limitation on Other Senior Subordinated Indebtedness....................       39
Section 4.14.   Limitation on Creation of Subsidiaries..................................       39
Section 4.15.   Limitation on Asset Sales...............................................       40
Section 4.16.   Limitation on Transactions with Affiliates..............................       42
Section 4.17.   Limitation on Liens.....................................................       43
Section 4.18.   Change of Control.......................................................       43
Section 4.19.   Limitation on Dividend and Other Payment
                      Restrictions Affecting Restricted Subsidiaries....................       45
Section 4.20.   Limitation on Conduct of Business.......................................       46
Section 4.21.   Limitation on Preferred Stock of Restricted Subsidiaries................       46
Section 4.22.   Limitation on Capital Stock of Restricted Subsidiaries..................       47
Section 4.23.   Limitation on Sale and Lease-Back Transactions..........................       47
Section 4.24.   Payments for Consent....................................................       47
Section 4.25.   Limitation on Transfer of Assets........................................       47

                                               ARTICLE 5

                                         SUCCESSOR CORPORATION

Section 5.01.   Limitation on Consolidation, Merger and Sale of Assets..................       48
Section 5.02.   Successor Person Substituted............................................       48

                                               ARTICLE 6

                                         DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.......................................................       49
Section 6.02.   Acceleration............................................................       50
Section 6.03.   Other Remedies..........................................................       51
Section 6.04.   Waiver of Past Defaults and Events of Default...........................       51
Section 6.05.   Control by Majority.....................................................       51
Section 6.06.   Limitation on Suits.....................................................       52
Section 6.07.   Rights of Holders to Receive Payment....................................       52
Section 6.08.   Collection Suit by Trustee..............................................       52
Section 6.09.   Trustee May File Proofs of Claim........................................       52
Section 6.10.   Priorities..............................................................       53
Section 6.11.   Undertaking for Costs...................................................       53

                                               ARTICLE 7

                                                TRUSTEE

Section 7.01.   Duties of Trustee.......................................................       53
Section 7.02.   Rights of Trustee.......................................................       54
Section 7.03.   Individual Rights of Trustee............................................       55
Section 7.04.   Trustee's Disclaimer....................................................       55
Section 7.05.   Notice of Defaults......................................................       55
Section 7.06.   Reports by Trustee to Holders...........................................       55

                                                                                              Page
                                                                                              ----
Section 7.07.   Compensation and Indemnity..............................................       55
Section 7.08.   Replacement of Trustee..................................................       56
Section 7.09.   Successor Trustee by Consolidation, Merger or Conversion................       57
Section 7.10.   Eligibility; Disqualification...........................................       57
Section 7.11.   Preferential Collection of Claims Against Company.......................       57

                                               ARTICLE 8

                                  AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.   Without Consent of Holders..............................................       57
Section 8.02.   With Consent of Holders.................................................       58
Section 8.03.   Compliance with TIA.....................................................       59
Section 8.04.   Revocation and Effect of Consents.......................................       59
Section 8.05.   Notation on or Exchange of Notes........................................       59
Section 8.06.   Trustee to Sign Amendments, etc.........................................       60

                                               ARTICLE 9

                                   DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.   Satisfaction and Discharge of Indenture.................................       60
Section 9.02.   Legal Defeasance........................................................       61
Section 9.03.   Covenant Defeasance.....................................................       61
Section 9.04.   Conditions to Legal Defeasance or Covenant Defeasance...................       62
Section 9.05.   Application of Trust Money..............................................       63
Section 9.06.   Repayment to the Company................................................       63
Section 9.07.   Reinstatement...........................................................       63

                                               ARTICLE 10

                                               GUARANTEE

Section 10.01.  Unconditional Guarantee.................................................       64
Section 10.02.  Severability............................................................       64
Section 10.03.  Limitation on Guarantor's Liability; Contribution.......................       65
Section 10.04.  Successors and Assigns..................................................       65
Section 10.05.  No Waiver...............................................................       65
Section 10.06.  Release of Guarantor....................................................       65
Section 10.07.  Execution of Supplemental Indenture for Future Guarantors...............       66
Section 10.08.  Execution and Delivery of Guarantee.....................................       66
Section 10.09.  Subordination of Subrogation and Other Rights...........................       66

                                               ARTICLE 11

                                       SUBORDINATION OF GUARANTEE

Section 11.01.  Subordination of Guarantee..............................................       66

                                               ARTICLE 12

                                         SUBORDINATION OF NOTES

Section 12.01.  Notes Subordinate to Senior Indebtedness................................       66

                                                                                              Page
                                                                                              ----
Section 12.02.  Suspension of Payment When Senior Indebtedness Is in Default............       67
Section 12.03.  Notes Subordinated to Prior Payment of All  Senior Indebtedness
                    on Dissolution, Liquidation or Reorganization of the Company........       68
Section 12.04.  Payments May Be Made Prior to Dissolution...............................       69
Section 12.05.  Holders to Be Subrogated to Rights of Holders of Senior Indebtedness....       69
Section 12.06.  Obligations of the Company Unconditional................................       69
Section 12.07.  Notice to Trustee.......................................................       70
Section 12.08.  Reliance on Judicial Order or Certificate of Liquidation Agent..........       70
Section 12.09.  Trustee's Relation to Senior Indebtedness...............................       70
Section 12.10.  Subordination Rights Not Impaired by Acts or Omissions of the
                    Company or Holders of Senior Indebtedness...........................       70
Section 12.11.  Noteholders Authorize Trustee to Effectuate Subordination of Notes......       71
Section 12.12.  This Article 12 Not to Prevent Events of Default........................       71
Section 12.13.  Trustee's Compensation Not Prejudiced...................................       71

                                               ARTICLE 13

                                             MISCELLANEOUS

Section 13.01.  TIA Controls............................................................       71
Section 13.02.  Notices.................................................................       72
Section 13.03.  Communications by Holders with Other Holders............................       73
Section 13.04.  Certificate and Opinion as to Conditions Precedent......................       73
Section 13.05.  Statements Required in Officers' Certificate and Opinion................       73
Section 13.06.  Rules by Trustee and Agents.............................................       73
Section 13.07.  Business Days; Legal Holidays...........................................       73
Section 13.08.  Governing Law...........................................................       73
Section 13.09.  No Adverse Interpretation of Other Agreements...........................       74
Section 13.10.  No Recourse Against Others..............................................       74
Section 13.11.  Successors..............................................................       74
Section 13.12.  Multiple Counterparts...................................................       74
Section 13.13.  Table of Contents, Headings, etc........................................       74
Section 13.14.  Separability............................................................       74

SCHEDULES

Schedule 1.     Guarantor Subsidiaries..................................................      S-4
Schedule 2.     Non-Material Guarantor Subsidiaries.....................................      S-6

EXHIBITS

Exhibit A.      Form of Series A Note...................................................      A-1
Exhibit B.      Form of Series B Note...................................................      B-1
Exhibit C.      Form of Certificate to Be Delivered upon Exchange or Registration of
                Transfer of Notes.......................................................      C-1
Exhibit D.      Form of Transferee Letter of Representation.............................      D-1
Exhibit E.      Form of Certificate to Be Delivered in Connection with Regulation
                S Transfers.............................................................      E-1
Exhibit F.      Form of Supplemental Indenture..........................................      F-1

                  INDENTURE, dated as of December 19, 2003 among MARINER HEALTH CARE, INC., a Delaware corporation (the "Company"), each of the GUARANTORS (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of Series A 8-1/4% Senior Subordinated Notes due 2013 (the "Initial Notes") and Series B 8-1/4% Senior Subordinated Notes due 2013 (together with any exchange notes issued for Additional Notes, the "Exchange Notes") and, to provide therefor, the Company and each Guarantor have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

                  "Additional Interest" has the meaning provided to such term in the Registration Rights Agreement.

                  "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which

                  (1) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Person at such date; and

                  (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

                  "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.16, beneficial ownership of at least 15% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for service of notices and demands.

                  "Asset Acquisition" means

                  (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company; or

                  (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of

                  (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company; or

                  (2) any other property or assets owned by the Company or any Restricted Subsidiary thereof;

provided that Asset Sales do not include:

                  (1) a transaction or series of related transactions that involves assets having a fair market value or for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million;

                  (2) sales or leases of equipment, inventory or accounts receivable in the ordinary course of business and consistent with past practices;

                  (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 hereof;

                  (4)      the sale or other disposition of cash or Cash
         Equivalents;

                  (5) a Restricted Payment or Permitted Investment which is permitted under Section 4.11;

                  (6) a sale, issuance, conveyance, assignment, transfer, lease, sublease or other disposition of assets to the Company or to any Restricted Subsidiary of the Company or to any other Person if after giving effect to such transaction such other Person becomes a Restricted Subsidiary of the Company;

                  (7) operating leases entered into in the ordinary course of business pursuant to ordinary business terms, provided that the lease of a health care facility shall not be considered to be in the ordinary course of business but leases of portions of health care facilities to service providers shall be considered to be in the ordinary course of business;

                  (8) a sale, conveyance, transfer, lease or other disposition of worn out or surplus property;

                  (9) subleases of any non-performing or under-performing health care facility, or any health care facility located in a non-core market of the Company, on arm's-length commercial terms at fair market value (giving due regard to the value of divesting an unprofitable health care facility), and in any event for aggregate consideration (excluding periodic rental payments, percentage rent and other customary pay-ments under the sublease characterized as "additional rents" or security deposits, but including any other lump sum payments) since the Issue Date of less than $1.0 million;

                  (10) the sale, conveyance, transfer, lease or other disposition pursuant to any foreclosure of assets; and

                  (11) the sale or other transfer for value of all or substantially all of the stock pledged pursuant to the Formation Note or the assets of the entity whose stock is so pledged in connection with the enforcement, negotiation or award of other remedies under the Formation Note.

                  "Asset Sale Proceeds" means, with respect to any Asset Sale,

                  (1) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

                           (a) provision for all income or other taxes measured by or resulting from such Asset Sale,

                           (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

                           (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale,

                           (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale, and

                           (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

                  (2) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or non-cash consideration into cash.

                  "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of:

                  (1) the fair value of the property subject to such arrangement; and

                  (2) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (A)(3)(a) or (A)(3)(b) of Section 4.15 and that have not been the basis for an Excess Proceeds Offer in accordance with clause (A)(3)(c) of Section 4.15.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person, including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

                  "Capitalized Lease Obligations" means, with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Equivalents" means:

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (1) or (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (1) through (5) above.

                  "Certificated Notes" means one or more certificated Notes in registered form.

                  A "Change of Control" of the Company shall be deemed to have occurred at such time as

                  (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of the Company's Capital Stock;

                  (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions hereof);

                  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company; or

                  (4) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions hereof).

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to

                  (1)      vote in the election of directors of such Person; or

                  (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 and thereafter means the successor.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters for which internal financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, and the application of the proceeds of any such incurrence, repayment, issuance, redemption or other payment (regardless of whether such proceeds are applied before, on or after the Transaction Date), as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

                  (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication, of

                  (1)      Consolidated Interest Expense, plus

                  (2)      the product of

                           (a) the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (except for dividends paid in Capital Stock, other than Disqualified Capital Stock, and dividends paid to such Person or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period, times

                           (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of net interest expense which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

                  (1) imputed interest included in Capitalized Lease Obligations and Attributable Indebtedness;

                  (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (3) the net payment obligations associated with Hedging Obligations;

                  (4) amortization of financing fees and expenses and the write-off of deferred financing costs;

                  (5) the interest portion of any deferred payment obligation;

                  (6)      amortization of discount or premium, if any;

                  (7) all non-cash interest expense (other than interest amortized to cost of sales);

                  (8)      all capitalized interest for such period; and

                  (9) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that

                  (1) the Net Income of any Person, other than a Restricted Subsidiary of the referent Person, shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

                  (2) the Net Income (but not to the extent Net Income represents a loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation;

                  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

                  (4) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

                  (5)      extraordinary gains and losses shall be excluded;

                  (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded; and

                  (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at U.S. Bank National Association, Corporate Trust Services, 3384 Peachtree Road, N.E., Suite 200, Atlanta, Georgia 30326.

                  "Credit Agreement" means the Credit and Guaranty Agreement dated as of December 19, 2003, among the Company, the Company's Subsidiaries which are parties thereto as guarantors, the various lenders, CIBC World Markets, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as joint lead arrangers, JPMorgan Chase Bank, and Lehman Commercial Paper Inc., as co-syndication agents, and Canadian Imperial Bank of Commerce, as administrative agent and collateral agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under

Section 4.10 hereof) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Credit Facility" means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities or other debt instruments, in each case with banks or other institutional lenders or other investors providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including any agreement to increase the amount of available borrowings thereunder, extend the maturity thereof and add additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender, group of lenders or investors.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means

                  (1)      any Senior Indebtedness under the Credit Facility;
         and

                  (2) any other Senior Indebtedness which at the time of determination exceeds $25.0 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

                  "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary, which provisions have substantially the same effect as the provisions described under Section 4.18 hereof, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

                  "Divestitures" means, with respect to the Company and its Restricted Subsidiaries, (i) the sale of 18 facilities and the termination of seven capital leases and two operating leases in the State of Florida; and (ii) the sale of one facility and the termination of two operating leases in the State of Louisiana; to the extent such sales and terminations are consummated during the fourth quarter of the Company's fiscal year 2003.

                  "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to

                  (1)      the sum of

                           (a) Consolidated Net Income for such period, plus

                           (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

                           (c)      Consolidated Interest Expense for such
                  period, plus

                           (d)      depreciation for such period on a
                  consolidated basis, plus

                           (e) amortization of intangibles for such period on a consolidated basis, plus

                           (f) without duplication, any non-recurring fees, charges or other expenses reducing Consolidated Net Income that are directly related to the Divestitures and were taken or recorded in the fourth quarter of fiscal year 2003, in an aggregate amount not to exceed $50.0 million, plus

                           (g) any reasonable non-recurring cash charges related to any acquisition or Asset Sale permitted under the Indenture (including without limitation those relating to accruals for accounts receivable, accruals for insurance, severance expenses and legal, investment banking and other professional fees) and, in each case, deducted in such period in computing Consolidated Net Income, plus

                           (h)      any other non-cash items reducing
                  Consolidated Net Income for such period, other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period; minus

                  (2) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person shall be included only

                  (1) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

                  (2) if the cash income derived from such Investment is attributable to Cash Equivalents.

                  "Equity Offering" means any public or private sale of Capital Stock of the Company (other than Disqualified Capital Stock) made for cash on a primary basis after the Issue Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" has the meaning provided in the preamble to this Indenture.

                  "Excluded Entities" means Brightview of Bel Air, LLC; Global Healthcare -- Bethesda, LLC; Mariner Health of Bel Air, LLC; Mariner Health of Forest Hill, LLC; New Hanover/Mariner Health, LLC; Tampa Health Properties, Ltd.; Westbury Associates, L.P.; and Forum Purchasing, LLC.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of either the Company or the Guarantor, as applicable, which has the interest in the assets or property for which the fair market value is being determined, acting reasonably and in good faith and shall be evidenced by a Board Resolution of such Board of Directors.

                  "Formation Note" means, collectively, (a) that certain Promissory Note dated October 1, 2003, executed by FC Properties III, LLC and payable to the order of the Company in the original principal amount of $13,086,957, and (b) that certain Pledge and Security Agreement dated as of October 1, 2003, executed by FC Properties III, LLC in favor of the Company, pledging the equity interests owned by FC Properties III, LLC in Formation Properties III, LLC and the latter's managing member, as security for such Promissory Note.

                  "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

                  "Guarantee" means the guarantee by each Guarantor of the Obligations of the Company with respect to the Notes.

                  "Guarantor" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding) and shall include all Restricted Subsidiaries of the Company existing as of the Issue Date other than the Non-Guarantor Subsidiaries.

                  "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

                  "Holder" or "Noteholder" means a Person in whose name a Note is registered on the Registrar's books.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

                  (1)      any Capitalized Lease Obligations of such Person;

                  (2) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

                  (3) guarantees of (or obligations with respect to letters of credit supporting) items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

                  (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof and any Preferred Stock of a Restricted Subsidiary of such Person incurred under Section 4.21 hereof; and

                  (6) Hedging Obligations of any such Person applicable to any of the foregoing (if and to the extent such Hedging Obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that

                  (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

                  (2)      Indebtedness shall not include:

                           (a) any liability for federal, state, local or other taxes, and

                           (b) any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means an investment banking firm of national reputation in the United States which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

                  "Initial Notes" has the meaning provided in the preamble to this Indenture.

                  "Initial Purchasers" means CIBC World Markets Corp., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Citigroup Global Markets, Inc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "Insurance Subsidiaries" means MPN Insurance Company, Ltd. and GCI Indemnity, Inc. and all future captive insurance subsidiaries of the Company created after the Issue Date.

                  "Interest Payment Date" means June 15 and December 15, commencing June 15, 2004.

                  "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments exclude:

                  (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

                  (2) the repurchase of securities of any Person by such Person.

(1) For the purposes of Section 4.11 hereof, "Investments" (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided that in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date; and (2) other than for purposes of determining the amount of Restricted Payments made since the Issue Date to determine compliance with Section 4.11 hereof, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would no longer constitute a "Subsidiary" of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means the date the Initial Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

                  "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Maturity Date" means December 15, 2013.

                  "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  "Net Proceeds" means

                  (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

                  (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith); and

                  (3) in the case of any issuance of any Indebtedness by the Company or any Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

                  "Non-Guarantor Subsidiaries" means the PHCMI Group Members, the Insurance Subsidiaries and any Special Purpose Refinancing Subsidiary.

                  "Non-Material Guarantor Subsidiaries" means the Guarantors set forth on Schedule 2 hereto, which shall, as of the Issue Date in the aggregate account for less than 5% of the Company's consolidated total assets, shareholder's equity or operating income.

                  "Non-Payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

                  "Notes" means the Initial Notes, Additional Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer, President or any Vice President of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture and delivered to the Trustee.

                  "Omega Loan" means the non-recourse mortgage notes of PHCMI issued to Omega Healthcare Investors, Inc. or a Subsidiary thereof.

                  "Opinion of Counsel" means a written opinion from legal counsel who and which is acceptable to the Trustee complying with the requirements of this Indenture. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company.

                  "Pari Passu Indebtedness" means:

                  (1) with respect to the Company, any Indebtedness which ranks pari passu in right of payment to the Notes; and

                  (2) with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment to such Guarantor's Guarantee of the Notes.

                  "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of, or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

                  "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

                  "Permitted Business" means any business that derives a majority of its revenues from the business engaged in by the Company and its Subsidiaries on the Issue Date and/or activities that are deemed by the Board of Directors of the Company to be reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

                  "Permitted Indebtedness" means

                  (1) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facility in an aggregate principal amount not to exceed the sum of (a) $245.0 million at any time outstanding plus (b) an amount not to exceed $65.0 million incurred within two (2) years of the Issue Date in accordance with the Credit Facility for the sole purpose of repaying or prepaying the Omega Loan and related fees and expenses; provided that no Indebtedness may be incurred in reliance on this clause (1)(b) if any Indebtedness has previously been incurred pursuant to clause (3) or (14) of this definition of Permitted Indebtedness;

                  (2) Indebtedness under the Notes, the Exchange Notes, this Indenture and the Guarantees;

                  (3) Indebtedness under Additional Notes and Guarantees thereunder in an aggregate principal amount not to exceed (without duplication of such Additional Notes and Guarantees thereof) $65.0 million incurred within two (2) years of the Issue Date for the sole purpose of repaying or prepaying the Omega Loan and related fees and expenses; provided that no Indebtedness may be incurred in reliance on this clause (3) if any Indebtedness has previously been incurred pursuant to clause (1)(b) or (14) of this definition of Permitted Indebtedness;

                  (4) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

                  (5) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company; provided, however, that:

                           (a) (i) if the Company is the obligor on such Indebtedness or (ii) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to the Company, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Guarantee of such Guarantor, in the case of a Guarantor; and

                           (b) if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or if as of any date any Person other than the Company holds a Lien in respect of such Indebtedness, such date shall be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                  (6) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed the greater of 3.5% of the Company's consolidated tangible assets or $25.0 million at any one time outstanding;

                  (7) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two business days of incurrence;

                  (8) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to:

                           (a) interest rate risk, the notional principal amount of such Hedging Obligation at the time such Hedging Obligation is incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; and

                           (b) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (9)      Refinancing Indebtedness;

                  (10) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision under
         Section 4.10;

                  (11) Indebtedness incurred by the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Restricted Subsidiary pursuant to such agreements, in connection with permitted acquisitions or permitted dispositions of any business, assets or Subsidiary of the Company or any Restricted Subsidiary;

                  (12) Indebtedness which may be deemed to exist pursuant to any guarantees, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

                  (13) guarantees in the ordinary course of business of the obligations of suppliers, customers, franchises and licensees of the Company and any Restricted Subsidiary;

                  (14) the incurrence within two (2) years of the Issue Date by a PHCMI Group Member, Special Purpose Refinancing Subsidiary or other Subsidiary of the Company of Indebtedness in connection with a Permitted Omega Refinancing Transaction; provided that no Indebtedness may be incurred in reliance on this clause (14) if any Indebtedness has previously been incurred pursuant to clause (1)(b) or (3) of this definition of Permitted Indebtedness and (ii) with respect to Indebtedness incurred by a Special Purpose Refinancing Subsidiary, such Indebtedness is otherwise non-recourse to the assets of the Company and its Restricted Subsidiaries other than such Special Purpose Refinancing Subsidiary (subject to customary nonrecourse exceptions for fraud, misappropriation of funds and the like); and

                  (15) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $30.0 million in aggregate principal amount at any one time outstanding.

For purposes of determining compliance with Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above, or is entitled to be incurred under the Consolidated Fixed Charge Coverage Ratio test, the Company and its Restricted Subsidiaries shall be permitted to classify such item of Indebtedness on the date of its incurrence, and later reclassify all or a portion of such item of Indebtedness, in any manner that complies with Section 4.10.

                  "Permitted Investments" means Investments made on or after the Issue Date consisting of

                  (1) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

                  (2) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of the Company or

                           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

                  (3)      Investments in cash and Cash Equivalents;

                  (4) reasonable and customary loans made to employees in the ordinary course of business, including, without limitation, in connection with their relocation or business travel, not to exceed $1.0 million in the aggregate at any one time outstanding;

                  (5) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section
         4.15 hereof;

                  (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (7) Hedging Obligations entered into in the ordinary course of the Company's or its Subsidiaries' business and not for speculative purposes;

                  (8) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

                  (9) loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made for bona fide business purposes or to purchase Capital Stock of the Company, not in excess of $3.0 million in the aggregate at any time outstanding (excluding any amounts received by the Company or any of its Restricted Subsidiaries as a repayment of such loans or advances in connection with the purchase, redemption or other acquisition or retirement for value of such Capital Stock);

                  (10) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with past practices of the Company and its Restricted Subsidiaries;

                  (11) Investments represented by accounts receivable created or acquired in the ordinary course of business;

                  (12)     Investments existing on the date hereof;

                  (13) Investments in Insurance Subsidiaries made in the ordinary course of business consistent with historical practices of the Company in an aggregate amount not in excess of the reserves as shall be required by GAAP and as shall have been approved by the Company's Board of Directors after taking into account any advice of the Company's actuarial consultants and auditors and, insofar as the same are reasonably ascertainable by the Company from publicly available information, not materially inconsistent with the reserve practices of the competitors of the Company in the industry in which it operates; provided that as of the date of such Investment, no Default or Event of Default under this Indenture shall have occurred and be continuing or would result from the consummation of the Investment; and

                  (14) additional Investments not to exceed the greater of 2.5% of the Company's consolidated tangible assets or $25.0 million at any one time outstanding.

                  "Permitted Omega Refinancing Transaction" means (i) the incurrence by a PHCMI Group Member or other Restricted Subsidiary of the Company of Indebtedness in an aggregate principal amount not to exceed $65.0 million the proceeds of which are used solely to repay the then outstanding Omega Loan and related interest fees and expenses in full or (ii) the sale, transfer or other disposition of the skilled nursing facilities owned or leased by PHCMI to a Special Purpose Refinancing Subsidiary and the incurrence by such Special Purpose Refinancing Subsidiary of Indebtedness in an aggregate principal amount not to exceed $65.0 million in connection with such sale or disposition, the proceeds of which are used solely to repay the then outstanding Omega Loan and related interest, fees and expenses in full.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  "PHCMI" means Professional Health Care Management, Inc.

                  "PHCMI Group Members" means, collectively, Professional Health Care Management, Inc., Cambridge Bedford, Inc., Cambridge North, Inc., Cambridge South, Inc., Clintonaire Nursing Home, Inc., Crestmont Health Center, Inc., Heritage Nursing Home, Inc., Nightingale East Nursing Center, Inc., Middlebelt-Hope Nursing Home, Inc. and Living Centers -- PHCM, Inc.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Purchase Money Indebtedness" means Indebtedness of any Person incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

                  "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Record Date" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the June 1 and December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or a Restricted Subsidiary of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that

                  (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

                  (2) the Refinancing Indebtedness is scheduled to mature either

                           (a) no earlier than the Indebtedness being refunded, refinanced or extended, or

                           (b)      after the maturity date of the Notes;

                  (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

                  (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of:

                           (a)      the aggregate principal amount then
                  outstanding under the Indebtedness being refunded, refinanced or extended,

                           (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

                           (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

                  (5) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 19, 2003 among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

                  "Restricted Payment" means any of the following:

                  (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock) and
         (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and pro rata dividends or distributions payable to the other holders of Common Stock of such Restricted Subsidiary);

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a restricted Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

                  (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness that is subordinated in right of payment to the Notes or any Guarantee (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

                  (4) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

                  (5) any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of designation); and

                  (6) the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Subsidiary of the Company.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company (other than the Excluded Entities) existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action),

                  (1) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
         Section 4.10 hereof; and

                  (2) no Default or Event of Default has occurred and is continuing or results therefrom.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Senior Indebtedness" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

                  (1) all Indebtedness of the Company or any Guarantor owed to lenders under the Credit Facility;

                  (2) all obligations of the Company or any Guarantor with respect to Hedging Obligations;

                  (3) all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

                  (4) all other Indebtedness of the Company or any Guarantor that does not provide that it is to rank pari passu with or subordinate to the Notes or the Guarantee of such Guarantor, as the case may be; and

                  (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

                  Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include

                  (1) Indebtedness of the Company or any Guarantor to any of their respective Subsidiaries, or to any Affiliate of the Company or such Guarantor or any of such Affiliate's Subsidiaries;

                  (2) Indebtedness represented by the Notes and the Guarantees;

                  (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

                  (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

                  (5)      Indebtedness incurred in violation of this Indenture;

                  (6)      Indebtedness represented by Disqualified Capital
         Stock; and

                  (7) any Indebtedness to or guaranteed on behalf of, any shareholders, director, officer or employee of the Company or any Guarantor or any Subsidiary of the Company or such Guarantor.

                  "Special Purpose Refinancing Subsidiary" means a Subsidiary of the Company exclusively engaged in a Permitted Omega Refinancing Transaction and activities reasonably related thereto; provided that the Company has received customary legal or accounting opinions (or advice from a nationally recognized rating agency) that such Subsidiary is "bankruptcy remote" or otherwise would not be consolidated with the Company in a bankruptcy proceeding and that the sale or other disposition of Indebtedness to such Subsidiary in connection with a Permitted Omega Refinancing Transaction qualifies as a "true sale."

                  "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

                  (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

                  (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer trust accounts.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means each Excluded Entity and

                  (1)      any Subsidiary of an Unrestricted Subsidiary; and

                  (2) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a Board Resolution of the Board of Directors of the Company; provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

                           (a)      such designation is in compliance with
                  Section 4.11 hereof;

                           (b) immediately after giving effect to such designation, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 hereof;

                           (c) no Default or Event of Default has occurred and is continuing or results therefrom; and

                           (d) neither the Company nor any Restricted Subsidiary shall at any time:

                                    (i)      provide a guarantee of, or similar
                           credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

                                    (ii)     be directly or indirectly liable
                           for any Indebtedness of such Subsidiary or

                                    (iii)    be directly or indirectly liable
                           for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

                                    (i)      that the Company or such Restricted
                           Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.10 hereof and

                                    (ii)     the provision of such guarantee and
                           the incurrence of such Indebtedness otherwise would be permitted under Section 4.11 hereof.

The Trustee shall be provided with an Officers' Certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the Board Resolution adopted by the Board of Directors of the Company making such designation.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

                  (1) the then outstanding aggregate principal amount of such Indebtedness into

                  (2) the sum of the total of the products obtained by multiplying

                           (a)      the amount of each then remaining
                  installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                           (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         Section 1.02. Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

                    Term                          Defined in Section
----------------------------------------------    ------------------
"Additional Notes"............................           2.02
"Affiliate Transaction".......................           4.16
"Agent Members"...............................           2.15
"Authenticating Agent"........................           2.02
"Authentication Order"........................           2.02
"Bankruptcy Law"..............................           6.01
"Business Day"................................          13.07

                    Term                          Defined in Section
----------------------------------------------    ------------------
"Change of Control Offer".....................           4.18
"Change of Control Payment Date"..............           4.18
"Change of Control Purchase Price"............           4.18
"Covenant Defeasance".........................           9.03
"Custodian"...................................           6.01
"Event of Default"............................           6.01
"Excess Proceeds Offer".......................           4.15
"Excess Proceeds Payment Date"................           4.15
"Funding Guarantor"...........................          10.03
"Global Notes"................................           2.01
"Legal Defeasance"............................           9.02
"Legal Holiday"...............................          13.07
"Paying Agent"................................           2.03
"Payment Blockage Notice".....................          12.02
"Payment Blockage Period".....................          12.02
"Private Placement Legend"....................           2.17
"Registrar"...................................           2.03
"Regulation S Global Note"....................           2.01
"Resale Restriction Termination Date".........           2.16
"Rule 144A Global Note".......................           2.01
"transfer"....................................           5.01

         Section 1.03. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

         Section 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) words used herein implying any gender shall apply to every gender.

                                    ARTICLE 2

                                    THE NOTES

         Section 2.01. Form and Dating.

                  The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both the Company and the Trustee. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  The Notes shall be issued initially in the form of one or more permanent global Notes (the "Global Notes"). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the " Rule 144A Global Note") and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"), and in each case shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         Section 2.02. Execution and Authentication.

                  The Notes shall be executed on behalf of the Company by an Officer of the Company or the Secretary of the Company. Such signature may be either manual or facsimile.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note. Such signature may be either manual or facsimile. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee or an authentication agent (the "Authenticating Agent") shall authenticate (i) Initial Notes for original issue on the date of this Indenture in an aggregate principal amount not to exceed $175,000,000 and
(ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate (an "Authentication Order"). Subject to compliance with Section 4.10, the Trustee may authenticate Notes thereafter for issuance upon an Authentication Order in an aggregate principal amount as specified by such Authentication Order (the "Additional Notes"). Any Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes out-standing on the date of authentication, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note or Certificated Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount set forth in any such Authentication Orders except as provided in Section 2.07.

                  Notwithstanding the foregoing, all Notes issued under this Indenture, including any Additional Notes, shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with the Company and Affiliates of the Company.

                  The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

         Section 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company may have one or more co-Registrars and one or more additional Paying Agents. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

         Section 2.04. Paying Agent to Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee (or if the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Holders or the Trustee) all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         Section 2.05. Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, or at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

         Section 2.06. Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.15, 4.18 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

         Section 2.07. Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Company and the Trustee may charge for its expenses in replacing a Note. The provisions of this
Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

                  Every replacement Note is an additional obligation of the Company.

         Section 2.08. Outstanding Notes.

                  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

                  If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         Section 2.09. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

         Section 2.10. Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

         Section 2.11. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of, at the written direction of the Company and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         Section 2.12. Defaulted Interest.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

         Section 2.13. Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date and Maturity Date, the Company shall be respon-sible for depositing and shall deposit with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

         Section 2.14. CUSIP Number.

                  The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

         Section 2.15. Book-Entry Provisions for Global Notes.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

                  (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary
(x) notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

                  (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an authentication order from the Company in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  (d) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         Section 2.16. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar or co-Registrar with a request:

                  (i)      to register the transfer of the Certificated Notes;
         or

                  (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

                  (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Certificated Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                           (A) if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit C hereto); or

                           (B)      if such Certificated Note is being
                  transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

                           (C)      if such Certificated Note is being
                  transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

                           (D)      if such Certificated Note is being
                  transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit C hereto), certificates of the transferee in substantially the form of Exhibit D and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (E)      if such Certificated Note is being
                  transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (F)      if such Certificated Note is being
                  transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                           (A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit C hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause
                  (II), the Company shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act); and

                           (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with
Section 2.02, authenticate such a Global Note in the appropriate principal amount.

                           (c)      Transfer and Exchange of Global Notes. The
transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C hereto); or

                  (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

                  (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

                  (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit C hereto), a certificate of the transferee in substantially the form of Exhibit D and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                  (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         Section 2.17. Restrictive Legends.

                  Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Company and the Holder thereof:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
         (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
         (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  Each Global Note shall also bear the following legend:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                    ARTICLE 3

                                   REDEMPTION

         Section 3.01. Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to paragraph 7 of the Notes, at least 45 days prior to the Redemption Date or during such shorter period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

         Section 3.02. Selection of Notes to Be Redeemed.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed or, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of any Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depositary), unless such method is otherwise prohibited. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

         Section 3.03. Notice of Redemption.

                  Notice of redemption shall be mailed by first class mail, facsimile immediately followed by first class mail, or by overnight delivery at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                  The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

                  (4)      the name, address and telephone number of the Paying
         Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         Section 3.04. Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

         Section 3.05. Deposit of Redemption Price.

                  On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

                  On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12.

         Section 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

         Section 4.01. Payment of Notes.

                  The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12.

         Section 4.02. Provision of Financial Statements and Other Information.

                  (A) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders, within the time periods specified in the Commission's rules and regulations:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  (B) In addition, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (A)(1) and (A)(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing and commencing with the effectiveness of a registration statement relating to the Exchange Notes) and make such information available to securities analysts and prospective investors upon request. The Company shall also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144 and Rule 144A(d)(4) under the Securities Act. The Company shall also comply with the provisions of TIA Section 314(a).

         Section 4.03. Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that they may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advan-tage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 4.04. Compliance Certificate; Notice of Default; Tax
         Information.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and, in the case of Restricted Payments, listing all Restricted Payments for such fiscal year and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture of the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action the Company is taking or proposes to take within five Business Days of its becoming aware of such occurrence.

                  (c) The Company shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by applicable law.

         Section 4.05. Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or Properties of the Company or any of its Subsidiaries and
(ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

         Section 4.06. Corporate Existence.

                  Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate, partnership or limited liability company or other existence of each Restricted Subsidiary (other than a Non-Material Guarantor Subsidiary), in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries (other than Non-Material Guarantor Subsidiaries) except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of the Company and its Restricted Subsidiaries (other than Non-Material Guarantor Subsidiaries) taken as a whole; and provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

         Section 4.07. Maintenance of Office or Agency.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 13.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.

         Section 4.08. Compliance with Laws.

                  The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         Section 4.09. Maintenance of Properties and Insurance.

                  (a) The Company shall cause all material Properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of the Company's business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary to actively conduct its business; provided, however, that nothing in this Section 4.09 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such Property, desirable in the conduct of the business of the Company or any Restricted Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) The Company shall maintain, and shall cause its respective Subsidiaries to maintain, insurance with reputable carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

         Section 4.10. Limitation on Additional Indebtedness.

                  (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that, if no Default or Event of Default has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any of the Guarantors may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

                  (B) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that neither the Company nor the Guarantors may incur any Permitted Indebtedness that ranks junior in right of payment to the Notes or the Guarantee of any Guarantor that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

                  (C) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each case, that the amount thereof is included in Fixed Charges of the Company as accrued.

         Section 4.11. Limitation on Restricted Payments.

                  (A) The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (2) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10; and

                  (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of

                           (a) 50% of the Company's Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2004 to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

                           (b) 100% of the aggregate Net Proceeds and fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities acquired in a transaction permitted under this Indenture received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be, excluding, in the case of this clause (b), any Net Proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under subparagraph
                  (b) of paragraph 7 of the Notes;

                           (c) without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds and fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities acquired in a transaction permitted under this Indenture received by the Company from any equity contribution from a holder of the Company's Capital Stock, excluding, in the case of this clause (c), any Net Proceeds from an Eq-uity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under subparagraph
                  (b) of paragraph 7 of the Notes; and

                           (d)      without duplication, the sum of:

                                    (i)      the aggregate amount returned in
                           cash on or with respect to an Investment (other than a Permitted Investment) in any Person made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions;

                                    (ii)     the net proceeds received by the
                           Company or any of its Restricted Subsidiaries from the disposition (other than to the Company or a Restricted Subsidiary of the Company), retirement or redemption of all or any portion of an Investment described in clause (3)(d)(i) above; and

                                    (iii)    upon redesignation of an
                           Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the net assets of such Subsidiary;

                  provided, however, that, with respect to an Investment in any Person, the sum of clauses (d)(i), (d)(ii) and (d)(iii) above with respect to the Investment in such Person may not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date.

For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

                  (B) The provisions of this Section 4.11 shall not prohibit

                  (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

                  (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinate in right of payment to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

                  (3) the redemption or retirement of Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, by conversion into, or out of, the Net Proceeds of a substantially concurrent sale or incurrence of, Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary of the Company) that is Refinancing Indebtedness;

                  (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis;

                  (5) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management or other employees pursuant to any management or employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired shares of Capital Stock may not exceed $2.5 million in any twelve-month period (excluding, for purposes of calculating such amount, the aggregate amount received by any Person in connection with such repurchase, redemption or other acquisition or retirement for value of such shares of Capital Stock that is concurrently used to repay such Person's loan pursuant to clause (9) of the definition of Permitted Investments); and

                  (6) additional Restricted Payments pursuant to this clause (6) in an aggregate amount (taken together with all other Restricted Payments made pursuant to this clause (6)) not to exceed $15.0 million.

                  (C) In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (A)(3) of this
Section 4.11, amounts expended pursuant to clauses (B)(1), (2) and (5) of this
Section 4.11 will be included in such calculation.

                  (D) Nothing in this Section 4.11 shall limit the ability of the Company or any of its Subsidiaries to enforce, or otherwise seek remedies under, the Formation Note.

         Section 4.12. Limitation on Investments.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment other than

                  (1)      a Permitted Investment; or

                  (2) an Investment that is made after the Issue Date as a Restricted Payment in compliance with Section 4.11.

Nothing in this Section 4.12 shall limit the ability of the Company or any of its Subsidiaries to enforce, or otherwise seek remedies under, the Formation Note.

         Section 4.13. Limitation on Other Senior Subordinated Indebtedness.

                  The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both

                  (1) subordinate in right of payment to any Senior Indebtedness of the Company or such Guarantor, as the case may be, and

                  (2) senior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

For purposes of this Section 4.13, Indebtedness is deemed to be senior in right of payment to the Notes or a Guarantee, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness of the Company or such Guarantor, as the case may be, at least to the same extent as the Notes and the Guarantee of such Guarantor, as the case may be, are subordinated to such Senior Indebtedness.

         Section 4.14. Limitation on Creation of Subsidiaries.

                  The Company shall not create or acquire, and shall not permit any of its Subsidiaries to create or acquire, any Subsidiary other than:

                  (1)      a Restricted Subsidiary existing as of the Issue
         Date;

                  (2) a Restricted Subsidiary that is acquired after the Issue Date as a result of the enforcement, award or negotiation of other remedies under the Formation Note;

                  (3) any other Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that each such Restricted Subsidiary (other than a Special Purpose Refinancing Subsidiary) that is required to guarantee any Senior Indebtedness must execute a Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may require, including, without limitation, a supplement or amendment to this Indenture and Opinions of Counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

                  (4)      an Unrestricted Subsidiary.

As of the Issue Date, the Company shall have no Restricted Subsidiaries other than the Guarantors and the Non-Guarantor Subsidiaries.

         Section 4.15. Limitation on Asset Sales.

                  (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

                  (2) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash other than in the case where the Company is undertaking a Permitted Asset Swap; provided that the following shall be deemed to be cash for purposes of this clause (2):

                           (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the Notes or any Guarantee) that are cancelled or forgiven or that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                           (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

                  (3) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied:

                           (a) first, to the extent the Company or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 366 days following the receipt of the Asset Sale Proceeds from any Asset Sale;

                           (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, (i) to an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) in compliance with Section 4.20 hereof; (ii) to make a capital expenditure; or (iii) to acquire other long-term assets that are in compliance with Section 4.20 hereof; provided that the balance of Asset Sale Proceeds are so applied within 366 days following the receipt of such Asset Sale Proceeds; and

                           (c) third, if on such 366th day with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10.0 million, the Company must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes and any other Pari Passu Indebtedness that requires an offer to purchase be made with such Available Asset Sale Proceeds, on a pro rata basis, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

                  (B) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days of the date specified in clause
(A)(3)(c) of this Section 4.15, a notice to the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

                  (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment and otherwise subject to the terms and conditions set forth in this Section 4.15;

                  (2) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed (the "Excess Proceeds Payment Date");

                  (3) that any Note not tendered will remain outstanding and continue to accrue interest;

                  (4) that any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that if the aggregate principal amount of Notes surrendered by Holders and holders of any other Pari Passu Indebtedness that requires an offer to purchase be made with such Available Asset Sale Proceeds exceeds the amount of Available Asset Sale Proceeds, the Company shall select the Notes and any other Pari Passu Indebtedness that requires an offer to purchase be made with such Available Asset Sale Proceeds to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

                  (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (9) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes;

                  (10) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

                  (11)     the name and address of the Paying Agent.

                  On the Excess Proceeds Payment Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof and any other Pari Passu Indebtedness tendered pursuant to the Excess Proceeds Offer, (2) by 10:00 a.m., New York City time deposit with the Paying

Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof and
(3) deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
4.15. The Paying Agent shall promptly mail or wire transfer to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

                  If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and any other Pari Passu Indebtedness and use such portion for general corporate purposes not otherwise prohibited by this Indenture, and such retained portion will not be considered in the calculation of Available Asset Sale Proceeds with respect to any subsequent offer to purchase Notes. Upon completion of each such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds will be reset at zero.

                  (D) In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this
Section 4.15, and must comply with the provisions of this Section 4.15 with respect to such deemed sale as if it were an Asset Sale.

                  (E) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

         Section 4.16. Limitation on Transactions with Affiliates.

                  (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each, an "Affiliate Transaction") or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

                  (1) such Affiliate Transaction is between or among the Company and one or more of its Restricted Subsidiaries; or

                  (2) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million that is not permitted under clause (1) above, the Company must obtain a Board Resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $15.0 million that is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such a transaction or transactions, as the case may be, from an Independent Financial Advisor.

                  (B)      The foregoing provisions shall not apply to

                  (1)      any Restricted Payment that is not prohibited by
         Section 4.11 or any Permitted Investment;

                  (2) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

                  (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

                  (4) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (5) bona fide transactions with an Excluded Entity consistent with past practice of the Company or the relevant Restricted Subsidiary;

                  (6) advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business and consistent with past practices;

                  (7) sales of Capital Stock (other than Disqualified Capital Stock) to Affiliates of the Company; and

                  (8) any effort by the Company or any of its Subsidiaries to enforce, or otherwise seek remedies under, the Formation Note.

         Section 4.17. Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any consensual Liens of any kind against or upon any of their respective property (including Capital Stock of a Restricted Subsidiary) or assets, whether owned on the Issue Date or thereafter acquired, or any proceeds, income or profit therefrom that secure Pari Passu Indebtedness or Indebtedness which is subordinate in right of payment to the Notes or any Guarantee, unless:

                  (1) in the case of Liens securing Indebtedness which is subordinate in right of payment to the Notes or such Guarantee, as the case may be, the Notes are secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit that is senior in priority to such Liens; and

                  (2) in the case of Liens securing Pari Passu Indebtedness, the Notes are equally and ratably secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit.

         Section 4.18. Change of Control.

                  (A) If a Change of Control occurs, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") each Holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth below.

                  (B) Within 20 days of the occurrence of a Change of Control, the Company shall mail to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes tendered will be accepted for payment and otherwise subject to the terms and conditions set forth in this Section 4.18;

                  (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (3) that any Note not tendered will remain outstanding and continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (9)      the name and address of the Paying Agent.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Company shall execute and issue, the Guarantors shall endorse thereon their Guarantee, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (C) Prior to complying with any of the procedures described in clause (B) above, but in any event within 20 days following any Change of Control, the Company covenants to

                  (1) repay in full all obligations and terminate all commitments under or in respect of all Senior Indebtedness the terms of which prohibit the purchase by the Company of the Notes upon a Change of

         Control in compliance with the terms of this Section 4.18 or offer to repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

                  (2) obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the Notes pursuant to this
         Section 4.18.

                  The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described in Section 6.01(c) if not cured within 45 days after the notice required by Section 6.01(c).

                  (D) (1) If the Company or any Guarantor has outstanding any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees or has any Preferred Stock outstanding, and the Company or such Guarantor is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company or such Guarantor shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company has paid the Change of Control Purchase Price to the Holders that have accepted the Company's Change of Control Offer and must otherwise have consummated the Change of Control Offer and (2) the Company and the Guarantors shall not issue Indebtedness that is subordinated in right of payment to the Notes or the Guarantees and shall not issue any Preferred Stock, as applicable, with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control.

                  (E) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.18, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.18 by virtue thereof.

         Section 4.19. Limitation on Dividend and Other Payment
                       Restrictions Affecting Restricted Subsidiaries.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company, other than a Restricted Subsidiary party to a Permitted Omega Refinancing Transaction, to

                  (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company

                           (a)      on its Capital Stock, or

                           (b) with respect to any other interest or participation in, or measured by, its profits;

                  (2) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company;

                  (3) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

                  (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

                  (1) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions were in effect on the Issue Date, including without limitation, pursuant to the Credit Agreement;

                  (2) this Indenture, the Notes, the Exchange Notes and the Guarantees;

                  (3)      applicable law;

                  (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

                  (5) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business consistent with past practice;

                  (6) Refinancing Indebtedness; provided that such restrictions are not materially more restrictive than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

                  (7) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

                  (8) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

                  (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; or

                  (10) any other agreement, instrument or document relating to Senior Indebtedness now or hereafter in effect, provided that the terms and conditions of such encumbrances or restrictions are not materially more restrictive taken as a whole than those encumbrances or restrictions imposed in connection with the Credit Agreement as in effect on the Issue Date.

         Section 4.20. Limitation on Conduct of Business.

                  The Company and its Restricted Subsidiaries shall not engage in any businesses other than Permitted Businesses.

         Section 4.21. Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.10 (other than Permitted Indebtedness) in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

         Section 4.22. Limitation on Capital Stock of Restricted Subsidiaries.

                  The Company shall not:

                  (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company; or

                  (2) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Restricted Subsidiary of the Company.

The foregoing restrictions will not apply to (i) a Lien created or incurred in compliance with Section 4.17, (ii) an Asset Sale made in compliance with Section
4.15 (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Company or any of its Restricted Subsidiaries, such Asset Sale must also comply with Section 4.11) or
(iii) the issuance of Preferred Stock in compliance with Section 4.21.

         Section 4.23. Limitation on Sale and Lease-Back Transactions.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that the Company or any Guarantor may enter into a Sale and Lease-Back Transaction if:

                  (1) the Company or such Guarantor, as applicable, could have

                           (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under Section 4.10; and

                           (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.17;

                  (2) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

                  (3) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.15.

         Section 4.24. Payments for Consent.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

         Section 4.25. Limitation on Transfer of Assets.

                  Except for Permitted Investments, neither the Company nor any Guarantor shall sell, convey, transfer or otherwise dispose of its assets or property to any Restricted Subsidiary that is not a Guarantor, except for sales, conveyances, transfers or other dispositions (a) made in the ordinary course of business or (b) to any Restricted Subsidiary if such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary of the Notes; provided that this Section 4.25 shall not restrict the ability of the Company or a Restricted Subsidiary from returning cash to PHCMI as part of cash management activity conducted in the ordinary course of business consistent with past practice.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

         Section 5.01. Limitation on Consolidation, Merger and Sale of Assets.

                  The Company shall not and shall not permit any of its Restricted Subsidiaries (other than the Non-Material Guarantor Subsidiaries) to
(1) consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary will be the continuing Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of (each, a "transfer") all or substantially all of the assets of the Company (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

                  (a) either the Company or such Restricted Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which the assets of the Company or such Restricted Subsidiary, as the case may be, are transferred must be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and, unless already a Guarantor, must expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Restricted Subsidiary, as the case may be, under this Indenture, the Notes and the Guarantees, and the obligations thereunder will remain in full force and effect;

                  (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (c) immediately after giving effect to such transaction on a pro forma basis the Company or such Person shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10; provided that a Person that is a Guarantor on the Issue Date may merge into the Company or another Person that is a Guarantor on the Issue Date without complying with this clause (c).

                  In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental Indenture in respect thereof comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  This covenant shall not prohibit (1) the consolidation or merger of a Guarantor with and into the Company or any other Guarantor, or of a PHCMI Group Member with and into another PHCMI Group Member; or (2) the sale or transfer of all or substantially all of the assets of a Guarantor to the Company or any other Guarantor, or of a PHCMI Group Member to another PHCMI Group Member.

         Section 5.02. Successor Person Substituted.

                  Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 above, the successor entity formed by such consolidation or into which the Company or any such Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture with the same effect as if such successor entity had been named as the Com-pany or such Restricted Subsidiary, as the case may be herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

         Section 6.01. Events of Default.

                  An "Event of Default" occurs if

                  (a) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or required repurchase or otherwise, whether or not such payment is prohibited by the provisions of Article 12;

                  (b) there is a default in the payment of any interest on any Note when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 12;

                  (c) there is a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 45 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 4.18 or 5.01 which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (d) there is a failure to pay when due (after giving effect to any applicable grace periods and any waiver or extension thereof) principal, interest or premium with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal, interest or premium or which has been accelerated, aggregates $20.0 million or more at any time;

                  (e) any final judgment or judgments that can no longer be appealed for the payment of money in excess of $20.0 million (to the extent not covered by insurance, including, without limitation, self-insured through an adequately funded Insurance Subsidiary or insurance account) shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

                  (f) the Company or any Restricted Subsidiary (other than with respect to the Non-Material Guarantor Subsidiaries and, unless they shall have become Guarantors, the PHCMI Group Members) pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its Property,

                           (D) makes a general assignment for the benefit of its creditors,

                           (E) generally is not able to pay its debts as they become due, or

                           (F) takes any corporate action to authorize or effect any of the foregoing;

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Restricted Subsidiary (other than with respect to the Non-Material Guarantor Subsidiaries and, unless they shall have become Guarantors, the PHCMI Group Members) in an involuntary case,

                           (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the Property of the Company or any Restricted Subsidiary (other than with respect to the Non-Material Guarantor Subsidiaries and, unless they shall have become Guarantors, the PHCMI Group Members), or

                           (C) orders the liquidation of the Company or any Restricted Subsidiary (other than with respect to the Non-Material Guarantor Subsidiaries and, unless they shall have become Guarantors, the PHCMI Group Members), and the order or decree remains unstayed and in effect for 60 days; and

                  (h) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         Section 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default of the type described in Section 6.01(f) or (g)) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest, if any, to the date of acceleration and (i) the same shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five business days after receipt by the Company and the representative under the Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if

                  (1) all Events of Default, other than nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

                  (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g) above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in Section 6.01(f) or (g) above shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

         Section 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         Section 6.04. Waiver of Past Defaults and Events of Default.

                  Subject to Sections 2.09, 6.02, 6.07 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         Section 6.05. Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Section 6.06. Limitation on Suits.

                  Subject to Section 6.07 below, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

                  (1) such Holder has given the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

                  (4) the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request; and

                  (5) the Trustee fails to institute such proceeding within 60 days after receipt of such notice and the offer of indemnity;

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         Section 6.07. Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         Section 6.08. Collection Suit by Trustee.

                  If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affect-ing the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

         Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: if the Holders are forced to proceed against the Company or any Guarantor directly without the Trustee, to Holders for their collection costs;

                  THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  FOURTH: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

         Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                    ARTICLE 7

                                     TRUSTEE

         Section 7.01. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) The duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         Section 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within the time required by Section 77jjj of the TIA, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

         Section 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         Section 7.05. Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officer of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Section 7.06. Reports by Trustee to Holders.

                  (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  (b) A copy of each report at the time of its mailing to the Holders shall be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

         Section 7.07. Compensation and Indemnity.

                  (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  (b) The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the

Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  (d)      To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  (f)      The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

         Section 7.08. Replacement of Trustee.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then-outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

         Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         Section 7.11. Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 8.01. Without Consent of Holders.

                  The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                  (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

                  (3)      to comply with Article 5;

                  (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (5) to make any change that would provide any additional benefit or rights to the Holders;

                  (6) to add to the covenants of the Company or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

                  (7)      to secure the Notes pursuant to the requirements of
         Section 4.17 or otherwise;

                  (8) to reflect the release of a Guarantor from its obligations with respect to its Guarantee pursuant to Section 10.06 or to add a Guarantor pursuant to Section 4.14; or

                  (9) to make any other change that does not adversely affect the rights of any Holder under this Indenture.

         Section 8.02. With Consent of Holders.

                  Subject to Section 6.07, the Company and the Guarantors, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company or any Guarantor, with any provision of this Indenture, the Notes, or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture;

                  (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

                  (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

                  (4) make any Note payable in money other than that stated in the Note;

                  (5) waive a default in the payment of the principal of, or interest on or redemption payment with respect to any Note;

                  (6) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                  (7) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

                  (8) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

                  (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the

Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         Section 8.03. Compliance with TIA.

                  Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

         Section 8.04. Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (9) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

         Section 8.05. Notation on or Exchange of Notes.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

         Section 8.06. Trustee to Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

         Section 9.01. Satisfaction and Discharge of Indenture.

                  This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

                  (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) (i) either (A) pursuant to Article 3, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable; (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee in trust an amount of U.S. legal tender and/or non-callable government obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest on the Notes to the date of such deposit; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (iv) the Company has paid or caused to be paid all other sums payable hereunder by the Company; (v) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity or redemption thereof, and (B) an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and (vi) that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article 12 or to the rights of holders of Senior Indebtedness pursuant to the provisions of Article 11.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Article 2 and Sections 4.01, 4.07, 7.07, 9.06 and 9.07 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 9.06 and 9.07 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

         Section 9.02. Legal Defeasance.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have this section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 9.04, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders and any amounts deposited under
Section 9.04 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 12 or otherwise or any holder of Senior Indebtedness of a Guarantor under Article 11 or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.07, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under
Section 9.03 below with respect to the Notes.

         Section 9.03. Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 9.04, be released from their respective obligations under the covenants contained in Sections 4.05, 4.08, 4.09 and 4.10 through 4.25, inclusive, and
Article 5 with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders and any amounts deposited under Section 9.04 shall cease to be subject to any obligations to the rights of, any holder of Senior Indebtedness under Article 12 or otherwise or any holder of Senior Indebtedness of a Guarantor under Article 11 or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture, such Notes and the Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in
Section 9.04, Sections 6.01(c), 6.01(d) and 6.01(e) shall not constitute Events of Default.

         Section 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 9.02 or 9.03 to the outstanding Notes and the Guarantees:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders, U.S. legal tender and/or non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. legal tender or the proceeds of such non-callable U.S. government obligations to said payments with respect to the Notes;

                  (b) in the case of an election under Section 9.02, the Company shall have delivered to the Trustee an Opinion of Counsel acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred;

                  (c) in the case of an election under Section 9.03, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Covenant Defeasance and discharge had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(f) and 6.01(g) are concerned, at any time in the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition shall not be deemed to be satisfied until the expiration of such period);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Indebtedness, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening event of the type described in Sections 6.01(f) and 6.01(g) between the date of deposit and the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy

         Law (it being understood that this condition should not be deemed to be satisfied until the expiration of such period) and further assuming that no Holder is an insider of the Company, after the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition should not be deemed to be satisfied until the expiration of such period), the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                  (i) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company; and

                  (j) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

         Section 9.05. Application of Trust Money.

                  All money and U.S. government obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. government obligations deposited pursuant to Section 9.01 or 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company in the form of an Officers' Certificate any money or U.S. government obligations held by it as provided in Section 9.01 or 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 9.06. Repayment to the Company.

                  Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07, the
Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. legal tender or U.S. government obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

         Section 9.07. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. legal tender and/or non-callable U.S. government obligations in accordance with
Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guaran-tees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender and/or non-callable U.S. government obligations in accordance with Section 9.01; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. government obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10

                                    GUARANTEE

         Section 10.01. Unconditional Guarantee.

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

                  Each Guarantor shall at all times remain a wholly-owned Subsidiary of the Company for so long as such Guarantor remains a Subsidiary of the Company, except with respect to a non wholly-owned Subsidiary of the Company as of the Issue Date or acquired after the Issue Date; provided, that the minority interest of such non wholly-owned Subsidiary shall at no time be greater than the minority interest on the Issue Date or the date of acquisition, as applicable.

         Section 10.02. Severability.

                  In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.03. Limitation on Guarantor's Liability; Contribution.

                  Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agrees that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to the second paragraph of Section 10.03, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Guarantee such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to the first paragraph of this Section 10.03, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations under a Guarantee.

         Section 10.04. Successors and Assigns.

                  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         Section 10.05. No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

         Section 10.06. Release of Guarantor.

                  A Guarantor shall be released from all of its obligations under its Guarantee if:

                  (i) the Guarantor has sold all of its assets or the Company and its Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Section 4.15;

                  (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with
         Section 5.01; or

                  (iii) such Guarantor is designated an Unrestricted Subsidiary in compliance with Section 4.11;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

         Section 10.07. Execution of Supplemental Indenture for Future
                        Guarantors.

                  Each Subsidiary which is required to become a Guarantor pursuant to Section 4.14 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the obligations of the Company under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

         Section 10.08. Execution and Delivery of Guarantee.

                  To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer or the Secretary of each Guarantor. Each Guarantor hereby agrees that the Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

         Section 10.09. Subordination of Subrogation and Other Rights.

                  Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                                   ARTICLE 11

                           SUBORDINATION OF GUARANTEE

         Section 11.01. Subordination of Guarantee.

                  The obligations of each Guarantor under its Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents of the Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 12 hereof.

                                   ARTICLE 12

                             SUBORDINATION OF NOTES

         Section 12.01. Notes Subordinate to Senior Indebtedness.

                  Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, of all Obligations on Senior Indebtedness (including the Obligations with respect to the Credit Facility, whether outstanding on the Issue Date or thereafter incurred). Notwithstanding the foregoing, payments and distributions made relating to the Notes from the trust established pursuant to
Article 9 shall not be so subordinated in right of payment, so long as (i) the conditions specified in Article 9 (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Facility or any other Senior Indebtedness) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article 12 or Article 11 when made.

                  This Article 12 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         Section 12.02. Suspension of Payment When Senior Indebtedness Is in
                        Default.

                  (a) If any Payment Default occurs and is continuing beyond the applicable grace period, then no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on or relating to the Notes or to acquire any of the Notes for cash or assets or otherwise.

                  (b) If any Non-Payment Default occurs and is continuing with respect to any Designated Senior Indebtedness and if the Representative for the respective issue of Designated Senior Indebtedness gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then during the period (the "Payment Blockage Period") beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 179th day after such delivery and the date on which (x) all events of default with respect to all Designated Senior Indebtedness have been cured or waived or cease to exist, (y) all Designated Senior Indebtedness with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash or Cash Equivalents, or (z) the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Indebtedness terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Notes or (y) acquire any of the Notes for cash or assets or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee, (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days and (z) no new Payment Blockage Notice may be delivered unless and until all payments of principal, interest (including any additional interest) and premium on the Notes that have come due have been paid in full in cash. For all purposes of this Section 12.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (c) The foregoing Sections 12.02(a) and (b) shall not apply to payments and distributions made relating to the Notes from the trust established pursuant to Article 9, so long as (i) the conditions specified in
Article 9 (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Facility or any other Senior Indebtedness) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article 12 when made.

                  (d) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebt-edness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

                  Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

         Section 12.03. Notes Subordinated to Prior Payment of All Senior
                        Indebtedness on Dissolution, Liquidation or
                        Reorganization of the Company.

                  (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Notes, or for the acquisition of any of the Notes for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, assets or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

                  (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Company's obligation to make any distribution or payment pursuant to any Senior Indebtedness, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Indebtedness in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article 12, with any turnover of payments as otherwise calculated pursuant to this Article 12 to be made as if no such diminution had occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, assets or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Article 5 hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article 5 hereof.

         Section 12.04. Payments May Be Made Prior to Dissolution.

                  Nothing contained in this Article 12 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 12.02(b) or in Section 12.07 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 12.02 and/or 12.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 12.02 and Section 12.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

         Section 12.05. Holders to Be Subrogated to Rights of Holders of Senior
                        Indebtedness.

                  Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, assets or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article 12, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         Section 12.06. Obligations of the Company Unconditional.

                  Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, assets or securities of the Company received upon the exercise of any such remedy.

         Section 12.07. Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article 12, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article 12 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 12.07 to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee thereof).

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Section 12.08. Reliance on Judicial Order or Certificate of Liquidation Agent.

         Section 12.08. Reliance on Judicial Order or Certificate of Liquidation
                        Agent

                  Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of
Article 7 hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

         Section 12.09. Trustee's Relation to Senior Indebtedness.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

                  Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

         Section 12.10. Subordination Rights Not Impaired by Acts or Omissions
                        of the Company or Holders of Senior Indebtedness.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Com-pany or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 12.11. Noteholders Authorize Trustee to Effectuate
                        Subordination of Notes.

                  Each Holder by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination provided in this Article 12, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         Section 12.12. This Article 12 Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 12 will not be construed as preventing the occurrence of an Event of Default.

         Section 12.13. Trustee's Compensation Not Prejudiced.

                  Nothing in this Article 12 will apply to amounts due to the Trustee (other than payments of Obligations owing to Holders in respect of Notes) pursuant to other sections of this Indenture.

                                   ARTICLE 13

                                  MISCELLANEOUS

         Section 13.01. TIA Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 13.02. Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company or any Guarantor:

                             Mariner Health Care, Inc.
                             One Ravinia Drive
                             Suite 1500
                             Atlanta, Georgia 30346
                             Tel: (678) 443-7000
                             Fax: (770) 393-8054

                  Copy to:

                             Powell, Goldstein, Frazer & Murphy LLP
                             191 Peachtree Street
                             16th Floor
                             Atlanta, Georgia 30303
                             Attention: Richard H. Miller, Esq.
                             Tel: (404) 572-6600
                             Fax: (404) 572-6999

                  If to the Trustee:

                             U.S. Bank National Association
                             Corporate Trust Services
                             3384 Peachtree Road, N.E., Suite 200
                             Atlanta, Georgia 30326-1106
                             Attention: Manager Southeast Region
                             Tel: (404) 965-7222
                             Fax: (404) 365-7946

                  The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); provided, however, that notices to the Trustee shall be deemed given upon receipt.

                  Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         Section 13.03. Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 13.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

         Section 13.05. Statements Required in Officers' Certificate and
                        Opinion.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

         Section 13.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

         Section 13.07. Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York, the State of Georgia or the State of Delaware. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 13.08. Governing Law.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO

PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

         Section 13.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

         Section 13.10. No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         Section 13.11. Successors.

                  All agreements of each of the Company and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

         Section 13.12. Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

         Section 13.13. Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 13.14. Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                           MARINER HEALTH CARE, INC.

                           By:________________________________________________
                              Name: Stefano Miele
                              Title: Senior Vice President and General Counsel

                           On behalf of each Guarantor named on the attached
                              Schedule 1

                           By: _______________________________________________
                               Name: Boyd P. Gentry
                               Title: President or Senior Vice President or
                               Vice President or Vice President of General
                               Partner or Vice President of Sole Member

                           U.S. BANK NATIONAL ASSOCIATION, as Trustee

                           By: _______________________________________________
                               Name:
                               Title:

                                                                      SCHEDULE 1

Guarantors:

American Medical Insurance Billing Services, Inc.
Amerra Properties, Inc.
APS Pharmacy Management, Inc.
Beechwood Heritage Retirement Community, Inc.
Brian Center Nursing Care/Austell, Inc.
Bride Brook Nursing & Rehabilitation Center, Inc.
Compass Pharmacy Services of Texas, Inc.
Cornerstone Health Management Company
Devcon Holding Company
EH Acquisition Corp. III
GCI Health Care Centers, Inc.
GCI Rehab, Inc.
GCI-Wisconsin Properties, Inc.
GranCare Home Health Services, Inc.
GranCare of Michigan, Inc.
GranCare South Carolina, Inc.
GranCare, LLC (f/k/a GranCare, Inc.)
Heritage of Louisiana, Inc.
IHS Rehab Partnership, Ltd.
LCR, Inc.
Living Centers-East, Inc.
Living Centers LTCP Development Company
Living Centers of Texas, Inc.
Living Centers-Rocky Mountain, Inc.
Living Centers-Southeast, Inc.
Long Ridge Nursing and Rehabilitation Center, Inc.
Longwood Rehabilitation Center, Inc.
Mariner Health at Bonifay, Inc.
Mariner Health Care Management Company (f/k/a LC Management Company)
Mariner Health Massachusetts Shelf Corporation (f/k/a Mariner Health Care, Inc.) Mariner Health Care of Atlantic Shores, Inc.
Mariner Health Care of Deland, Inc.
Mariner Health Care of Greater Laurel, Inc.
Mariner Health Care of Inverness, Inc.
Mariner Health Care of Lake Worth, Inc.
Mariner Health Care of MacClenny, Inc.
Mariner Health Care of Metrowest, Inc.
Mariner Health Care of Nashville, Inc.
Mariner Health Care of North Hills, Inc.
Mariner Health Care of Orange City, Inc.
Mariner Health Care of Palm City, Inc.
Mariner Health Care of Pinellas Point, Inc.
Mariner Health Care of Port Orange, Inc.
Mariner Health Care of Southern Connecticut, Inc.
Mariner Health Care of Toledo, Inc.
Mariner Health Care of Tuskawilla, Inc.
Mariner Health Care of West Hills, Inc.
Mariner Health Central, Inc.
Mariner Health of Florida, Inc.
Mariner Health of Jacksonville, Inc.
Mariner Health of Maryland, Inc.
Mariner Health of Orlando, Inc.

Mariner Health of Palmetto, Inc.
Mariner Health of Tampa, Inc.
Mariner Health Properties IV, Ltd.
Mariner Medical Supply, Inc. (f/k/a American Pharmaceutical Services, Inc.) MarinerSelect Staffing Solutions, Inc.
MedRehab of Louisiana, Inc.
MedRehab of Missouri, Inc.
Merrimack Valley Nursing & Rehabilitation Center, Inc.
Methuen Nursing & Rehabilitation Center, Inc.
MHC Consolidating Corporation (f/k/a Mariner Healthcare
Management Company)
MHC Florida Holding Company
MHC Gulf Coast Holding Company
MHC Holding Company
MHC MidAmerica Holding Company
MHC MidAtlantic Holding Company
MHC Northeast Holding Company
MHC Recruiting Company
MHC Rehab Corp.
MHC Rocky Mountain Holding Company
MHC Texas Holding Company, LLC (f/k/a LCA Operational
Holding Company)
MHC West Holding Company
MHC/CSI Florida, Inc.
MHC/LCA Florida, Inc.
Mystic Nursing & Rehabilitation Center, Inc.
Nan-Dan Corp.
National Health Strategies, Inc.
National Heritage Realty, Inc.
MHC Illinois, Inc. (f/k/a Omega/Indiana Care Corp.)
PHCMI Holding Company, LLC
Pendleton Nursing & Rehabilitation Center, Inc.
Pinnacle Care Corporation of Huntington
Pinnacle Care Corporation of Nashville
Pinnacle Care Corporation of Wilmington
Prism Care Centers, Inc.
Prism Health Group, Inc.
Prism Home Care, Inc.
Prism Home Care Company, Inc.
Prism Home Health Services, Inc.
Prism Hospital Ventures, Inc.
Prism Rehab Systems, Inc.
Professional Rx Systems, Inc.
Rehability Health Services, Inc.
Renaissance Mental Health Center, Inc.
Sassaquin Nursing & Rehabilitation Center, Inc.
Seventeenth Street Associates Limited Partnership
Summit Medical Holdings, Ltd.
Summit Hospital of Southeast Arizona, Inc.
Summit Hospital of Southwest Louisiana, Inc.
Summit Institute for Pulmonary Medicine and Rehabilitation, Inc.
Summit Institute of Austin, Inc.
Summit Medical Management, Inc.
Tampa Medical Associates, Inc.
Tri-State Health Care, Inc.

                                                                      SCHEDULE 2

Non-Material Guarantor Subsidiaries

American Medical Insurance Billing Services, Inc.
Amerra Properties, Inc.
APS Pharmacy Management, Inc.
Beechwood Heritage Retirement Community, Inc.
Compass Pharmacy Services of Texas, Inc.
EH Acquisition Corp. III
GCI Rehab, Inc.
Heritage of Louisiana, Inc.
Living Centers LTCP Development Company
Long Ridge Nursing and Rehabilitation Center, Inc.
Longwood Rehabilitation Center, Inc.
Mariner Health at Bonifay, Inc.
Mariner Health Care of Atlantic Shores, Inc.
Mariner Health Care of Deland, Inc.
Mariner Health Care of Inverness, Inc.
Mariner Health Care of Lake Worth, Inc.
Mariner Health Care of Macclenny, Inc.
Mariner Health Care of Metro West, Inc.
Mariner Health Care of Orange City, Inc.
Mariner Health Care of Palm City, Inc.
Mariner Health Care of Pinellas Point, Inc.
Mariner Health Care of Port Orange, Inc.
Mariner Health Care of Southern Connecticut, Inc.
Mariner Health Care of Tuskawilla, Inc.
Mariner Health Massachusetts Shelf Corporation
Mariner Health of Florida, Inc.
Mariner Health of Jacksonville, Inc.
Mariner Health of Orlando, Inc.
Mariner Health of Palmetto, Inc.
Mariner Health of Tampa, Inc.
Mariner Health Properties IV, Ltd.
Mariner Select Staffing Solutions, Inc.
Medrehab of Louisiana, Inc.
Medrehab of Missouri, Inc.
Merrimack Valley Nursing & Rehabilitation Center, Inc.
MHC Florida Holding Company
MHC/CSI Florida, Inc.
MHC/LCA Florida, Inc.
Mystic Nursing & Rehabilitation Center, Inc.
Nan-Dan Corp.
National Health Strategies, Inc.
Pinnacle Care Corporation of Williams Bay
Professional Rx Systems, Inc.
Renaissance Mental Health Center, Inc.
Tampa Medical Associates, Inc.

                                                                       EXHIBIT A

                                                                      CUSIP No.:

                    8-1/4% SENIOR SUBORDINATED NOTE DUE 2013

No.                                                                           $

                MARINER HEALTH CARE, INC., a Delaware corporation (the "Company"), for value received promises to pay to CEDE & CO. or registered
assigns, the principal sum of            DOLLARS on December 15, 2013.

                Interest Payment Dates: June 15 and December 15, commencing
                [      ].

                Record Dates: June 1 and December 1.

                Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                    MARINER HEALTH CARE, INC.

                                    By: ______________________________________
                                        Name:
                                        Title:

CERTIFICATE OF AUTHENTICATION

                  This is one of the 8-1/4% Senior Subordinated Notes due 2013 referred to in the within-mentioned Indenture.

                                    U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                    By: _______________________________________
                                        Authorized Signatory

                              (REVERSE OF SECURITY)

                    8-1/4% SENIOR SUBORDINATED NOTE DUE 2013

                  1. Interest. Mariner Health Care, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing
[      ]. Interest will be computed on the basis of a 360-day year of twelve
30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on June 1 or December 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued this Note under an Indenture, dated as of December 19, 2003 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 8-1/4% Senior Subordinated Notes due 2013 (the "Notes"). The Notes include the Initial Notes, the Additional Notes and the Exchange Notes (as defined below) issued in exchange for the Initial Notes and Additional Notes pursuant to the Indenture. The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

                  5. Subordination. The Notes are unsecured obligations of the Company and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  6. Guarantee. The obligations of the Company hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Company.

                  7.       Redemption.

                  (a) Optional Redemption. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after December 15, 2008 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.

Year                          Percentage
----                          ----------
2008.......................    104.125%
2009.......................    102.750%
2010.......................    101.375%
2011 and thereafter........    100.000%

                  (b) Optional Redemption upon Equity Offerings. Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to December 15, 2006 at a Redemption Price equal to 108.250% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Equity Offerings; provided that

                  (1) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

                  (2) any such redemption occurs within 90 days following the closing of such Equity Offering.

                  8. Notice of Redemption. Notice of redemption under paragraphs 7(a) and 7(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  9. Offers to Purchase. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  10. Registration Rights. Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company' Series B 8 1/4% Senior Subordinated Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  11. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  12. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

                  13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

                  14. Legal Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender or U.S. government obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  15. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

                  16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

                  17. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

                  18. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

                  19. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  20. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  21. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  25. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has the text of this Note in larger type. Requests may be made to: Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, Attention: General Counsel.

                                FORM OF GUARANTEE

                  Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

                  The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of each Guarantor, to the extent and in the manner provided in Article 11 of the Indenture.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                    [NAME OF GUARANTOR]

                                    By: _______________________________________
                                        Name:
                                        Title:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: __________________________    Signed: ___________________________________
                                            (Sign exactly as your name appears
                                            on the other side of this Note)

Medallion Guarantee: _________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.18 of the Indenture, check the appropriate box:

                                Section 4.15 [ ]

                                Section 4.18 [ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$ ________________

Date: _____________________________ ____________________________________________
                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Medallion Guarantee:_________________________

                                                                       EXHIBIT B

                                                                      CUSIP No.:

                    8-1/4% SENIOR SUBORDINATED NOTE DUE 2013

No.                                                                           $

                MARINER HEALTH CARE, INC., a Delaware corporation (the "Company"), for value received promises to pay to CEDE & CO. or registered
assigns, the principal sum of           DOLLARS on December 15, 2013.

                Interest Payment Dates: June 15 and December 15, commencing [ ].

                Record Dates: June 1 and December 1.

                Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its respective duly authorized officers and a facsimile of their corporate seals to be affixed hereto or imprinted hereon.

                                    MARINER HEALTH CARE, INC.

                                    By: _____________________________________
                                        Name:
                                        Title:

CERTIFICATE OF AUTHENTICATION

                  This is one of the Series B 8-1/4% Senior Subordinated Notes due 2013 referred to in the within-mentioned Indenture.

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee

                                    By: _______________________________________
                                        Authorized Signatory

                              (REVERSE OF SECURITY)

                    8-1/4% SENIOR SUBORDINATED NOTE DUE 2013

                  1. Interest. Mariner Health Care, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing
[      ]. Interest will be computed on the basis of a 360-day year of twelve
30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on June 1 or December 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued this Note under an Indenture, dated as of December 19, 2003 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its Series B 8-1/4% Senior Subordinated Notes due 2013 (the "Exchange Notes") issued in exchange for the initial 8-1/4% Senior Subordinated Notes due 2013 (the "Initial Notes" and, together with the Additional Notes and the Exchange Notes, the "Notes"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

                  5. Subordination. The Notes are unsecured obligations of the Company and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  6. Guarantee. The obligations of the Company hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Company.

                  7.       Redemption.

                  (a) Optional Redemption. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after December 15, 2008 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.

Year                         Percentage
----                         ----------
2008.......................   104.125%
2009.......................   102.750%
2010.......................   101.375%
2011 and thereafter........   100.000%

                  (b) Optional Redemption upon Equity Offerings. Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to December 15, 2006 at a Redemption Price equal to 108.250% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Equity Offerings; provided that

                  (1) at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

                  (2) any such redemption occurs within 90 days following the closing of such Equity Offering.

                  8. Notice of Redemption. Notice of redemption under paragraphs 7(a) and 7(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  9. Offers to Purchase. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  11. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

                  12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders enti-tled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

                  13. Legal Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender or U.S. government obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  14. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

                  15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

                  16. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

                  17. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

                  18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  19. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has the text of this Note in larger type. Requests may be made to: Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, Attention: General Counsel.

                                FORM OF GUARANTEE

                  Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

                  The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of each Guarantor, to the extent and in the manner provided in Article 11 of the Indenture.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                    [NAME OF GUARANTOR]

                                    By: _______________________________________
                                        Name:
                                        Title:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________ Signed: ___________________________________________
                                    (Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee: _________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.18 of the Indenture, check the appropriate box:

                                Section 4.15 [ ]

                                Section 4.18 [ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$__________________

Date: ______________________        ____________________________________________
                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Medallion Guarantee: _______________________

                                                                       EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

                  Re: Mariner Health Care, Inc. (the "Company")
                      8-1/4% Senior Subordinated Notes due 2013 (the "Notes")

                  This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the "Transferor").

The Transferor:

                  [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                  [ ] has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:

                  [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

                  [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

                  [ ] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture.

                  [ ] Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit E to the Indenture accompanies this certification. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                  [ ] Such Note is being transferred in reliance on Rule 144 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                  [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                                    __________________________________________
                                       [INSERT NAME OF TRANSFEROR]

                                    By: ______________________________________
                                        [Authorized Signatory]

Date: ___________________
*Check applicable box.

                                                                       EXHIBIT D

                   Form of Transferee Letter of Representation

[      ]

Attention:  Corporate Trust Division

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $________ principal amount of the 8-1/4% Senior Subordinated Notes due 2013 of Marine Health Care, Inc. (the "Company") and any guarantee thereof (the "Notes"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name: ________________________________________________________

                  Address: _____________________________________________________

                  Taxpayer ID Number: __________________________________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing Notes for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

                  3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the "Resale Restriction Termination Date") that is two years after the later of the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act (c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or
(f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and the Trustee.

                  We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

                  We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                  We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

                  As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated: _________________            TRANSFEREE:

                                    By: __________________________________

                                                                       EXHIBIT E

                            Form of Certificate to Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                           ________________,___

[       ]

Attention:  Corporate Trust Division

         Re: Mariner Health Care, Inc. (the "Company")
             8-1/4% Senior Subordinated Notes due 2013 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                      Very truly yours,

                                      [Name of Transferor]

                                      By: _______________________________

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated
as of [      ], among [       ] (the "New Guarantor"), a subsidiary of Mariner
Health Care, Inc. (or its successor), a Delaware corporation (the "Company"), the Guarantors (the "Existing Guarantors") under the Indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of December 19, 2003, providing for the issuance of their 8-1/4% Senior Subordinated Notes due 2013 (the "Notes");

                  WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee, the Company and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to Guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

                  3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN

ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

                  5. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

                  6. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

                  7. Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

                                    [NEW GUARANTOR]

                                    By: _______________________________________
                                        Name:
                                        Title:

                                    By: _______________________________________
                                        Name:
                                        Title:

                                    MARINER HEALTH CARE, INC.

                                    By: _______________________________________
                                        Name:
                                        Title:

                                    EXISTING GUARANTORS:

                                    [TO COME]

                                    By: _______________________________________
                                        Name:
                                        Title:

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee

                                    By: _______________________________________
                                        Name:
                                        Title: